                                                           EXHIBIT 99.2


               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial statements are based upon our historical consolidated financial statements and those of Grand Casinos, Inc. ("Grand") and Caesars World, Inc. ("Caesars"). You should read this pro forma financial information in connection with the historical financial statements included herein or previously filed.

    With respect to our merger with Grand and as further described in the accompanying footnotes, the unaudited pro forma condensed statement of income for the year ended December 31, 1998, gives effect to:

    - our merger with Grand applying the purchase method of accounting; and

    - adjustments that are directly attributable to the Grand merger and are anticipated to have a continuing impact.

    The pro forma condensed statement of income reflecting our merger with Grand assumes the merger was consummated on January 1, 1998.

    With respect to the proposed acquisition of Caesars, the unaudited pro forma condensed statements of income for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to:

    - our acquisition of Caesars applying the purchase method of accounting; and

    - adjustments that are directly attributable to the acquisition and anticipated to have a continuing impact.

    The pro forma condensed statements of income reflecting the acquisition assume we completed the Caesars' acquisition on January 1, 1998.

    The unaudited pro forma condensed balance sheet presents our combined financial position with Grand and Caesars as of September 30, 1999. The unaudited pro forma condensed balance sheet reflects the acquisition of Caesars applying the purchase method of accounting and adjustments that are directly attributable to the acquisition and anticipated to have a continuing impact. The pro forma condensed balance sheet assumes we completed the Caesars' acquisition as of September 30, 1999.

    We have prepared the unaudited pro forma condensed financial statements based upon currently available information and assumptions that we have deemed appropriate. This pro forma information may not be indicative of what actual results would have been, nor does the data purport to represent our and Caesars' combined financial results for future periods.

    For the purpose of preparing these pro forma financial statements, we will undertake a study to establish the fair value of the acquired assets and liabilities of Caesars. The allocation of the purchase price to the assets and liabilities acquired reflected in this pro forma financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

    The following table sets forth the calculation of the purchase price of Caesars and the preliminary allocation as of September 30, 1999.

                                                                                   (IN MILLIONS)
                                                                                   -------------
Purchase Price...................................................................    $   3,000
Other adjustments, net...........................................................          (13)
Transaction costs and expenses...................................................           50
                                                                                        ------
                                                                                     $   3,037
                                                                                        ------
                                                                                        ------

    The preliminary allocation of the pro forma purchase price is as follows:

                                                                                   (IN MILLIONS)
                                                                                   -------------
Property and equipment...........................................................    $   2,454
Goodwill.........................................................................          702
Other, net.......................................................................         (119)
                                                                                        ------
                                                                                     $   3,037
                                                                                        ------
                                                                                        ------

    We are currently in the process of allocating the purchase price among the assets to be acquired and the liabilities assumed. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed within one year following the Caesars acquisition.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                              AS OF SEPTEMBER 30, 1999

                                 (IN MILLIONS)

                                                               PARK PLACE
                                                               HISTORICAL        CAESARS     PRO FORMA   PARK PLACE
                                                            (INCLUDING GRAND)  HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                            -----------------  -----------  -----------  -----------
ASSETS
  Cash and cash equivalents...............................      $     215       $      79    $      --     $   294
  Restricted cash.........................................              6              --           --           6
  Accounts receivable, net................................            151             102           --         253
  Other current assets....................................            160              47           --         207
                                                                   ------      -----------  -----------  -----------
    Total current assets..................................            532             228           --         760
  Investments.............................................            137              60          46 (a)      243
  Property and equipment, net.............................          5,325           1,982         472 (a)    7,779
  Goodwill................................................          1,269              --         702 (b)    1,971
  Goodwill--Caesars.......................................             --             963        (963)(c)       --
  Other assets............................................             97              89          30 (d)      216
                                                                   ------      -----------  -----------  -----------
Total assets..............................................      $   7,360       $   3,322    $    287      $10,969
                                                                   ------      -----------  -----------  -----------
                                                                   ------      -----------  -----------  -----------

LIABILITIES AND EQUITY
  Accounts payable and accrued expenses...................      $     408       $     169    $     50 (e)  $   627
  Current maturities of long-term debt....................              5              11          --           16
  Income taxes payable....................................             10              25         (25)          10
                                                                   ------      -----------  -----------  -----------
    Total current liabilities.............................            423             205          25          653
  Bank financing..........................................          1,190              --       1,836 (f)
                                                                                                  (13)(g)    3,013
  Notes and other.........................................          1,331              31       1,200 (f)    2,562
  Deferred income taxes, net..............................            639              80         208 (h)      927
  Due to parent and affiliates............................             --           1,309      (1,309)(i)       --
  Other non-current liabilities...........................             54              37          --           91
                                                                   ------      -----------  -----------  -----------
    Total liabilities.....................................          3,637           1,662       1,947        7,246
                                                                   ------      -----------  -----------  -----------

EQUITY
  Common stock, 302.6 million shares outstanding..........              3              --          --            3
  Additional paid-in capital..............................          3,621              --          --        3,621
  Other...................................................             (8)             --          --           (8)
  Retained earnings.......................................            119              --          --          119
  Common stock in treasury at cost, 1.7 million shares....            (12)             --          --          (12)
  Division equity.........................................             --           1,660      (1,660)(j)       --
                                                                   ------      -----------  -----------  -----------
    Total equity..........................................          3,723           1,660      (1,660)       3,723
                                                                   ------      -----------  -----------  -----------
Total liabilities and equity..............................      $   7,360       $   3,322    $    287      $10,969
                                                                   ------      -----------  -----------  -----------
                                                                   ------      -----------  -----------  -----------

                                                   (FOOTNOTES ON FOLLOWING PAGE)

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

    The following pro forma adjustments have been made to the unaudited pro forma balance sheet as of September 30, 1999:

(a) Reflects the net increase in the carrying value of Caesars' investments, property and equipment to adjust those assets to their estimated fair market value.

(b) Reflects as goodwill the excess purchase price over fair value of net tangible assets acquired and liabilities assumed.

(c) Reflects the elimination of Caesars' historical goodwill.

(d) Reflects deferred financing charges related to the notes and increased bank facility financings.

(e) Reflects the accrual of direct merger costs related to the acquisition.

(f) Reflects the increase in long-term debt of $1.8 billion to be drawn under our revolving credit facilities and the issuance of long-term notes in the aggregate amount of $1.2 billion.

(g) Reflects the adjustment to the purchase price for the net working capital adjustment and the capital lease obligations pursuant to the purchase agreement.

(h) Reflects the deferred tax liability due to the carryover tax basis of the assets acquired and the fair value of such assets as recorded by Park Place.

(i) Reflects the elimination of Caesars' loans due to parent and affiliates.

(j) Reflects the elimination of Caesars' equity accounts.

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PARK PLACE
                                                               HISTORICAL        CAESARS      PRO FORMA    PARK PLACE
                                                            (INCLUDING GRAND)  HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                            -----------------  -----------  -------------  -----------
Revenues
  Casino..................................................      $   1,683       $     808     $      --     $2,491
  Rooms...................................................            279              89            --        368
  Food and beverage.......................................            203              83            --        286
  Other revenue...........................................            161             105            --        266
                                                                   ------           -----         -----    -----------
                                                                    2,326           1,085            --      3,411
                                                                   ------           -----         -----    -----------

Expenses
  Casino..................................................            874             462            --      1,336
  Rooms...................................................            102              25            --        127
  Food and beverage.......................................            190              71            --        261
  Other expenses..........................................            549             241            --        790
  Depreciation and amortization...........................            218             133            28 (c)
                                                                                                    (21)(d)    358
  Pre-opening expense.....................................             47               1            --         48
  Corporate expense.......................................             26              --            --         26
                                                                   ------           -----         -----    -----------
                                                                    2,006             933             7       2,946
                                                                   ------           -----         -----    -----------
Operating income..........................................            320             152            (7)        465

  Starwood management fee.................................             --             (24)           24 (e)     --
  Interest and dividend income............................              9              --            --          9
  Interest expense and other, net.........................            (95)            (49)         (188)(f)
                                                                                                     48 (g)   (284)
  Interest expense, net from unconsolidated affiliates....             (9)             --            --         (9)
                                                                   ------           -----         -----    -----------
  Income before income taxes and minority interest........            225              79          (123)       181

  Provision for income taxes..............................            101              39           (46)(h)     94
  Minority interest, net..................................              3              (2)           --          1
                                                                   ------           -----         -----    -----------
Income from continuing operations.........................      $     121       $      42     $     (77)    $   86
                                                                   ------           -----         -----    -----------
                                                                   ------           -----         -----    -----------
Basic earnings per share..................................      $    0.40                                   $ 0.28
                                                                   ------                                  -----------
Diluted earnings per share................................      $    0.39                                   $ 0.28
                                                                   ------                                  -----------
                                                                   ------                                  -----------
Basic weighted average shares outstanding.................            303                                      303
                                                                   ------                                  -----------
                                                                   ------                                  -----------
Diluted weighted average shares outstanding...............            307                                      307
                                                                   ------                                  -----------
                                                                   ------                                  -----------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                      PARK PLACE,
                                                                           PARK PLACE                                  GRAND AND
                                 PARK PLACE      GRAND       PRO FORMA      AND GRAND      CAESARS      PRO FORMA       CAESARS
                                 HISTORICAL   HISTORICAL    ADJUSTMENTS     PRO FORMA    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                 -----------  -----------  -------------  -------------  -----------  -------------  -------------
Revenues
  Casino.......................   $   1,587    $     513     $      --      $   2,100     $     937     $      --      $   3,037
  Rooms........................         306           34            --            340           105            --            445
  Food and beverage............         230           35            --            265           101            --            366
  Management fee income........          --           92           (92)(a)         --            --            --             --
  Other revenue................         182           13            --            195           113            --            308
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
                                      2,305          687           (92)         2,900         1,256            --          4,156
                                 -----------  -----------  -------------       ------    -----------  -------------       ------

Expenses
  Casino.......................         845          169            --          1,014           558            --          1,572
  Rooms........................         112           16            --            128            33            --            161
  Food and beverage............         230           37            --            267            88            --            355
  Other expenses...............         555          216             4(a)         775           257            --          1,032
  Depreciation and
    amortization...............         225           59            --            284           143            37 (c)
                                                                                                              (27)(d)        437
  Impairment losses and
    other......................          29           --           (13)(b)         16            39            --             55
  Pre-opening expense..........          --           --            --             --            42            --             42
  Corporate expense............           7           57           (31)(a)         33            --            --             33
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
                                      2,003          554           (40)         2,517         1,160            10          3,687
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
Operating income...............         302          133           (52)           383            96           (10)           469

Starwood Management Fee........          --           --            --             --           (33)           33 (e)         --

  Interest and dividend
    income.....................          21           10            (5)(a)         26            --            --             26
  Interest expense and other,
    net........................         (87)         (45)           --           (132)          (26)         (251)(f)
                                                                                                               23 (g)       (386)
  Interest expense, net from
    unconsolidated
    affiliates.................         (13)          --            --            (13)           --            --            (13)
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
  Income before income taxes
    and minority interest......         223           98           (57)           264            37          (205)            96
  Provision for income taxes...         111           27           (16)(a)        122            22           (75)(h)         69
  Minority interest, net.......           3           --            --              3            (5)           --             (2)
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
Income from continuing
  operations...................   $     109    $      71     $     (41)     $     139     $      20     $    (130)     $      29
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
                                 -----------  -----------  -------------       ------    -----------  -------------       ------
Basic earnings per share.......   $    0.42                                 $    0.46                                  $    0.10
                                 -----------                                   ------                                     ------
                                 -----------                                   ------                                     ------
Diluted earnings per share.....   $    0.42                                 $    0.45                                  $    0.09
                                 -----------                                   ------                                     ------
                                 -----------                                   ------                                     ------
Basic weighted average shares
  outstanding..................         261                                       303                                        303
                                 -----------                                   ------                                     ------
                                 -----------                                   ------                                     ------
Diluted weighted average shares
  outstanding..................         263                                       306                                        306
                                 -----------                                   ------                                     ------
                                 -----------                                   ------                                     ------

                                                   (FOOTNOTES ON FOLLOWING PAGE)

          NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

    The following pro forma adjustments have been made to the unaudited pro forma statements of income for the nine months ended September 30, 1999 and the year ended December 31, 1998:

(a) Reflects the elimination of Lakes Gaming, Inc.

(b) Reflects the elimination of the transaction costs associated with our spin-off from Hilton and our merger with Grand.

(c) Reflects the adjustment to depreciation expense due to the revaluation of the acquired property and equipment resulting from the allocation of the purchase price of Caesars. This adjustment also reflects the increase in expense due to amortization of goodwill arising from our purchase of Caesars. Goodwill is to be amortized over 40 years.

(d) Reflects the elimination of the amortization of Caesars' historical goodwill.

(e) Reflects the elimination of the intercompany management fee charged by Starwood.

(f) Reflects additional interest expense, including amortization of related deferred finance charges, arising from expected borrowings incurred by us to fund the purchase of Caesars. We expect to fund the acquisition with borrowings under our revolving credit facilities. The pro forma effects of borrowings under the revolving credit facilities, future note offerings and the old notes have been computed at a rate of 7.8%. Each 1/8% change in the rate on the borrowings would result in a change in interest expense of $4 million for the year.

(g) Reflects the elimination of the interest expense on the Caesars World, Inc. loans due to parent and affiliates.

(h) Reflects the tax effect of the pro forma adjustments using the statutory rate of 35%, with the exception of the amortization of goodwill, which is assumed to be non-deductible for tax purposes.